SECURITY INCOME FUND
FILE NO. 811-02120
CIK NO. 0000088498


EX-99.77Q1(g)

Form of Plan of Reorganization for Security Income Fund, Security High Yield Series acquisition of Security Income Fund, Security Income Opportunity Series.

Incorporated herein by reference to the Registrant's 497 filing May 2, 2008.